Exhibit 2.2


                            STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of September 01, 2004 (this "Agreement"), by and among Carlos Rivas ("Rivas"); Albert Rodriguez ("Rodriguez" and together with Rivas, collectively "Sellers"); VoIP, Inc., a Texas corporation ("Purchaser"); and Vox Consulting Group, Inc., a Florida corporation ("Company")


                               W I T N E S S E T H

         WHEREAS, Sellers desire to sell to Purchaser 1,000 shares of the Company's common stock, par value of $.01 (the "Common Stock") (the "Shares"), representing 100% of the Company's issued and outstanding shares of the Common Stock, on the terms and conditions set forth in this Agreement;

         WHEREAS, Purchaser desires to buy the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company joins in the execution of this Agreement for the purpose of evidencing its consent to the consummation of the foregoing transactions and for the purpose of making certain representations and warranties to, and covenants and agreements with Purchaser.

         NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows.

                                    ARTICLE 1
                         SALE AND PURCHASE OF THE SHARES

         1.1 Sale of the Shares. Subject to the terms and conditions herein set forth, on the basis of the representations, warranties and agreements herein contained, Sellers hereby sell, assign, transfer and deliver the Shares to Purchaser, and Purchaser purchases the Shares from the Sellers.

         1.2 The Closing. The purchase of the Shares (the "Closing") shall take place at the office of Purchaser in Ft. Lauderdale, Florida or such other place as Purchaser and Sellers may mutually agree. The date on which the Closing occurs is herein referred to as the "Closing Date".

         1.3 Instruments of Conveyance and Transfer. On the Closing Date, Sellers shall deliver certificates representing the Shares to Purchaser, duly endorsed by the Sellers to Purchaser, in form and substance satisfactory to Purchaser ("Certificates"), as shall be effective to vest in Purchaser all right, title and interest in and to all of the Shares.

         1.4 Consideration and Payment for the Shares. In consideration for the Shares, Purchaser shall pay to the Sellers a total purchase price consisting of:
(i) 1,000,000 shares of Purchaser's common stock (the "Purchase Price Shares")


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                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Each of the Sellers represents and warrants to Purchaser that, except as set forth in the Disclosure Schedule, the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date, except for such representations and warranties that by their terms refer to another date.

         2.1 Transfer of Title. Sellers shall transfer all right, title and interest in and to the Shares to Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent.

         (a) Due Execution. This Agreement has been duly executed and delivered by the Sellers.

         (b) Valid Agreement. This Agreement constitutes, and upon execution and delivery thereof by the Sellers, will constitute, a valid and binding agreement of the Sellers enforceable against the Sellers in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or the availability of equitable remedies.

         (c) Sellers' Title to Shares; No Liens or Preemptive Rights; Valid Issuance. Sellers have and at the Closing will have good and valid title and control of the Shares; there will be no existing impediment or encumbrance to the sale and transfer of such Shares to Purchaser; and on delivery to Purchaser of the Shares, good and valid title to all the Shares will pass to Purchaser and all of the Shares will be free and clear of all taxes, liens, security interests, pledges, rights of first refusal or other preference rights, encumbrances, charges, restrictions, demands, claims or assessments of any kind or any nature whatsoever whether direct, indirect or contingent and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Company.

         2.2 No Governmental Action Required. The execution and delivery by the Sellers of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official or self-regulating organization.

         2.3 Compliance with Applicable Law and Corporate Documents. The execution and delivery by the Sellers of this Agreement does not and will not, and the sale by the Sellers of the Shares and the consummation of the other

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transactions  contemplated by this Agreement does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the articles of incorporation or by-laws of the Company or
(iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sellers or the Company's assets, or result in the creation or imposition of any lien on any asset of the Company.

         2.4 Not a Voting Trust: No Proxies. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Shares. Except as provided in this Agreement, none of the Sellers is a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the sale contemplated by this Agreement, impair, restrict or delay any voting rights with respect to the Shares.

         2.5 Adoption of Company's Representations. Each of the Sellers adopts and remakes as his own each and every representation, warranty and undertaking made by the Company in Article 3 below as if he had made such representations, warranties and undertakings to Purchaser directly.]

         2.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by Purchaser or the Company in connection with the transactions contemplated by this Agreement.

         2.7 Investment Intent. Each of Sellers represents that he is acquiring and will acquire, as the case may be, the Purchase Price Shares and the Warrants (including the shares issuable upon exercise of such Warrants the "Warrant Shares"), issuable to such Seller pursuant hereto solely for his own account for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Each of Sellers understands that such Purchase Price Shares, Warrants and Warrant Shares will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. Each of Sellers further acknowledges that under SEC Rule 144, the Purchase Price Shares and the Warrant Shares may be sold pursuant to all of the provisions of such Rule only after a holding period of one year and that the Purchase Price Shares will become fully tradable after a holding period of two years. Each of Sellers hereby agrees that he will not sell, assign, transfer, pledge or otherwise convey any of the Purchase Price Shares or the Warrants Shares issuable pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein.



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                                    ARTICLE 3
           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

         The Company represents and warrants to Purchaser that, except as set forth in the Disclosure Schedule, the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date, except for such representations and warranties that by their terms refer to another date.

         3.1 Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has no subsidiaries. The Company is not qualified to conduct business in any jurisdiction other than the State of Florida.

         3.2 Company Authority. The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

         (a) Due Authorization. The execution, delivery and performance by the Company of this Agreement has been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required.

         (b) Valid Execution. This Agreement has been duly executed and delivered by the Company.

         (c) Binding Agreement. This Agreement constitutes, and upon execution and delivery thereof by the Company, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or the availability of equitable remedies.

         (d) No Violation of Corporate Documents or Agreements. The execution and delivery of this Agreement by the Company and the performance by the parties hereto of their obligations hereunder will not cause, constitute, or conflict with or result in (i) any material breach or violation, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, judgment, order, decision, writ, injunction, or decree or



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                  other  agreement  or  instrument  or  proceeding  to which the
                  Company is a party, or by which it may be bound, nor will any consents or authorizations of any party will be required other than the Consents (as hereinafter defined), or (ii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Company or on the Shares.

         3.3 Authorized Capital, No Preemptive Rights, No Liens; Anti-Dilution. As of the date hereof, the authorized capital of the Company is 1,000 shares of Common Stock. There is no authorized preferred stock of any kind. The issued and outstanding capital stock of the Company is 1,000 shares of Common Stock, and the names and number of shares of all owners of Common Stock are listed in the Disclosure Schedule. All of the Shares are duly authorized, validly issued, fully paid and non-assessable. No Shares are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise. As of the date hereof (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company's articles of incorporation or by-laws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. The Company has furnished to Purchaser true and correct copies of the Company's articles of incorporation, by-laws and corporate minute book.

         3.4 No Governmental Action Required. The execution and delivery by the Company of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency, governmental official or self-regulating organization.

         3.5 Compliance with Applicable Law and Corporate Documents. The execution and delivery by the Company of this Agreement and the performance by the parties hereto of the transactions contemplated hereby does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, including any environmental law, (ii) the Company's articles of incorporation or bylaws, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any its assets, or result in the creation or imposition of any lien on any asset of the Company. To the best of its knowledge, the Company is in compliance with and conforms in all material respects with all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any
domestic  or  foreign   government  or  any   instrumentality   thereof   having
jurisdiction over the conduct of its businesses or the ownership of its properties.

         3.6 Financial Statements. (a) The Purchaser has received a copy of the unaudited financial statements of the Company for the fiscal year ended December 31, 2003 and the [eight] months ended [August 31, 2004] ("Financial Statements"). The Financial Statements fairly present, in all material respects, the financial condition of the Company at the dates indicated therein and its results of its operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature. (b) Since December 31, 2003 (the "Balance Sheet Date"), there has been no Material Adverse Effect in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no Material Adverse Effect in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business. For the purposes of this Agreement, the term "Material Adverse Effect" shall mean liabilities or any other adverse condition of $10,000 in the aggregate. (c) Since the Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) having a Material Adverse Effect, nor has the Company issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

         3.7 No Litigation. Except as set forth in the Disclosure Schedule, the Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending or threatened governmental investigation. The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

         3.8 Taxes.

         Except as noted in the Financial Statements or the Disclosure Schedule, the Company is not with respect to any periods ending on or prior to the Closing Date, liable for any income, sales, withholding, franchise, excise, license, real or personal property taxes (a "Tax") to any foreign, United States federal, state or local governmental agencies. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns (including information returns) that are required, or have been required, to be filed by or on behalf of the Company have been or will be filed as of the Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Company have been or will be paid as of the Closing Date. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with the tax method of accounting. All returns that have been filed relating to Tax are true and accurate in all material respects. To the best of the Company's knowledge, no audit, action, suit, proceeding or other examination regarding taxes for which the Company may have any liability is currently pending against or with respect to the Company and neither Sellers nor the

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Company has received any notice  (formally or  informally)  of any audit,  suit, proceeding or other examination. No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or, to the best of the Company's knowledge, have been proposed (formally or informally) by any tax authority (insofar as such action relates to activities or income of or could result in liability of the Company for any Tax) and no basis exists for any such actions. The Company has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax. The Company has not had an "ownership change" as that term is defined in Section 382 of the Internal Revenue Code of 1986, as amended and in effect.

         3.9 Licenses, Permits, Etc. The Company possesses all material licenses, clearances, ratings, permits and franchises to conduct its business substantially as now and heretofore conducted, and without any material conflict with the rights of others in any such license, clearance, rating, permit or franchise. Except for instances previously remedied, the Company does not have knowledge of, nor has it received notice of, any termination, revocation or limitation of, or of the pendency or threatened commencement of any proceeding to terminate, revoke or limit any such licenses, clearances, ratings, permits or other approvals by the governmental body issuing same. No such right will be terminated as a result of the sale of the Shares hereby. A list of all such permits and licenses is set forth in the Disclosure Statement.

         3.10 Conduct of the Business. Except as set forth in the Disclosure Schedule, from and after January 1, 2004 until the Closing Date:

                  (a) The Company has continued to be operated in the usual and ordinary manner in which its business has been conducted in the past;

                  (b) The Company has kept in a normal state of repair and operating efficiency all tangible personal property used in the operation of its business, regular wear and tear excepted;

                  (c) The Company has used its best efforts to maintain the good will associated with its business, and the existing business relationships with its agents, customers, lessors, key employees, suppliers and other persons having relations with it;

                  (d) The Company has not made, or agreed to make, any acquisition of stock or assets of, or made loans to, any person not in the ordinary course of business;

                  (e) The Company has not sold or disposed of any assets or created or permitted to exist any encumbrance on its assets except (x) in the ordinary course of business and consistent with past practice or
         (y) as otherwise permitted by this Agreement;

                  (f) The Company has kept true, complete and correct books of records and accounts with respect to its business, in which entries will be made of all transactions on a basis consistent with past practices and in accordance with the tax method of accounting consistently applied by the Company;

                  (g) The Company has paid current liabilities as and when they became due and has paid or incurred no fees and expenses not in the ordinary course of its business;

                  (h) There has been no declaration, setting aside or payment of any dividend or other distribution in respect of any Shares or any other securities of the Company (whether in cash or in kind);

                  (i) The Company has not redeemed, repurchased, or otherwise acquired any of its securities or entered into any agreement to do so;

                  (j) The Company has not made any sale or pledge of accounts receivable;

                  (k) Except for normal annual increases resulting from the application of existing formulae under existing plans, agreements or policies relating to non-officer/director, employee compensation, and except as set forth in this Agreement and in the Disclosure Schedule, there has not been any material increase in the rate of compensation payable or to become payable to employees in the aggregate, or any increase in the amounts paid or payable to the Company's officers or directors, or payable to such officers, directors or employees in the aggregate under any bonus, insurance, pension or other benefit plan, or any arrangements therefore made for or with any of said officers or employees;

                  (l) The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

                  (m) The Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business and consistent with past practice; and

                  (n) To the best of the Company's knowledge, there has not been any other occurrence, event, and incident, and action, failure to act or transaction outside the ordinary course of business that would cause a Material Adverse Effect.

         3.11 Liabilities.

                  (a) Except as set forth in the Disclosure Schedule, the Company has no liabilities or obligations, other than (A) liabilities and obligations which are stated or provided for in the Financial Statements and which continue to exist, (B) liabilities and obligations incurred by the Company in the ordinary course of business consistent with past practices subsequent to the date of the Financial Statements which do not and will not have a Material Adverse Effect.

                  (b) Except as set forth in the Disclosure Schedule, since January 1, 2004, the Company has not:

                           (i) subjected to  encumbrance,  or agreed to do so to
                  any of its assets, tangible or intangible other than purchase money liens in the ordinary course of business on equipment used in the conduct of business and incurred to finance the purchase price of the equipment involved and which do not cover any other asset of the Company; or

                           (ii) except as otherwise contemplated hereby, engaged
                  in any transactions affecting its business or properties not in the ordinary course of business consistent with past practice or suffered any extraordinary losses or waived any rights of substantial value except in the ordinary course of business.

         3.12 ERISA Compliance.

                  (a) The Disclosure Schedule contains a list of each pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock option, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan, agreement, policy or understanding, including without limitation, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), under which the Company or any ERISA Affiliate has any current or future obligation or liability or under which any employee of the Company or any ERISA Affiliate has any current or future right to benefits (each such plan, agreement, policy or understanding being hereinafter referred to individually as a "Plan"). The Company has delivered to Purchaser true and complete copies of (A) each Plan, (B) the summary plan description, if any, for each Plan, (C) the most recent Internal Revenue Service determination letter with respect to each Plan, if applicable, (D) the latest annual report (Form 5500 or 5500-C) for the past three (3) years, if any, which has been filed with the Internal Revenue Service for each Plan, and (E) copies of any related materials that have been furnished to participants or beneficiaries of each Plan or to any Governmental Body.

                  (b) Each Plan is in compliance in all material respects with the provisions of ERISA, the Internal Revenue Code and all other applicable federal and state laws and the rules and regulations promulgated thereunder interpreting or applying these laws and each Plan (and related trust or funding vehicle, if any) has at all times been administered and maintained in accordance with its terms and applicable Laws, including, without limitation, the filing of all applicable reports.

                  (c) Each Plan shall be terminated at or prior to the Closing.

         3.13 Insurance. The Disclosure Schedule includes a true and correct list of all policies or binders of insurance of the Company in force, specifying


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the insurer, policy number (or covering note number with respect to binders) and amount thereof and describing each pending claim thereunder. Such policies are in full force and effect. The Company is not in default, in any material respects, with any provisions contained in any such policy or binder, nor has it failed to give any notice or present any claim under any such policy or binder in a timely fashion. There are no outstanding unpaid claims under any such policy or binder, or claims for worker's compensation. The Company has not received notice of cancellation or non-renewal of any such policy or binder. The Company has never been, and is not now, the subject of any claim relating to damage or injury in excess of the Company's then-current product liability policy limits or which has been disclaimed by the Company's insurer. Such insurance will lapse on the Closing Date.

         3.14 Consents. The Disclosure Schedule lists all consents ("Consents") of third parties required to be obtained as a result of the change of control of the Company hereby.

         3.15 Agreements. Except as set forth in the Disclosure Schedule, the Company is not a party to any material agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument, the value of which imposes any obligation on the company in excess of $5,000 individually or $25,000 in the aggregate (each an "Agreement"). The Disclosure Schedule identifies of all such Agreements. True, correct and complete copies of all such Agreements have been delivered to Purchaser. Neither the Company nor, to the Company's best knowledge, any other party is in default under any such Agreement. Except as set forth in the Disclosure Schedule, no such Agreement requires the consent of any other party thereto in order to consummate the sales of the Shares hereby.

         3.15 Compliance with Law. To the best of its knowledge, the Company has complied with, and is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies. There are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

         3.16 Intellectual Property. The Disclosure Schedule sets forth a true, correct and complete list and description of all registered Intellectual Property and applications therefore owned by the Company (the "Intellectual Property"). The Intellectual Property constitutes all Intellectual Property used in or necessary for the conduct of the Company's business as heretofore conducted. The Company is the sole owner of, and has the exclusive right to use, free and clear of any payment, restriction or encumbrance, the Intellectual Property. No claims have been asserted by any person or entity that challenge the Company's exclusive rights in the Intellectual Property. To the best of the Company's knowledge, the Intellectual Property does not infringe on, misappropriate, or otherwise violate any intellectual property right of any other person or entity.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Sellers and the Company that, except as set forth in Purchaser Disclosure Schedule, the following are true and correct as of the date hereof and will be true and correct through the Closing

Date as if made on that date, except for such representations and warranties that by their terms refer to another date:

         4.1 Due Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The subsidiaries of Purchaser are listed on Purchaser Disclosure Schedule. Purchaser is licensed or qualified to do business in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary.

         4.2 Purchaser Authority. Purchaser has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

         (a) Due Authorization. The execution, delivery and performance by Purchaser of this Agreement has been duly and validly authorized by all necessary corporate action and no further consent or authorization of Purchaser, its Board of Directors or its stockholders is required.

         (b) Valid Execution. This Agreement has been duly executed and delivered by Purchaser.

         (c) Binding Agreement. This Agreement constitutes, and upon execution and delivery thereof by Purchaser, will constitute, a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or the availability of equitable remedies.

         (d) No Violation of Corporate Documents or Agreements. The execution and delivery of this Agreement by Purchaser and the performance by the parties hereto of their obligations hereunder will not cause, constitute, or conflict with or result in (i) any material breach or violation, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, judgment, order, decision, writ, injunction, or decree or other agreement or instrument or proceeding to which Purchaser is a party, or by which it may be bound, nor will any consents or authorizations of any party will be required other than those included in the Purchaser Disclosure Schedule, or (ii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of Purchaser.

         4.3 Authorized Capital. At the time of Closing Purchaser's outstanding and issued capital stock shall be the number of shares described in the Purchaser Disclosure Schedule. Purchaser has a sufficient number of shares of its capital stock authorized in order to issue the Purchase Price Shares and the Warrant Shares. Other than that which is disclosed in the Purchaser Disclosure Schedule, Purchaser is not subject to any options, warrants, stock-based or stock-related awards, conversion privileges or other rights to acquire any shares of capital stock of or other ownership interest in Purchaser or any of its subsidiaries. Purchaser is not subject to any obligation, contingent or otherwise, to repurchase or otherwise acquire or retire any shares of its capital stock other than that which is disclosed in the Purchaser Disclosure Schedule.

         4.4 Validity of Purchase Price Shares and Issuance.

         (a) The issuance of the Purchase Price Shares to the Sellers has been duly authorized by all requisite corporate action of Purchaser and, upon delivery to the Sellers of a certificate or certificates for the Purchase Price Shares, the Purchase Price Shares will (i) be validly issued, fully paid and non assessable, (ii) have the rights, preferences and privileges described in Purchaser's certificate of incorporation, (iii) be free and clear of preemptive rights, other than preemptive rights that might have been created by the Sellers, (iv) subject to the Sellers' representations and warranties contained herein, the issuance is exempt from the registration requirements of the Securities Act, as amended, and any applicable state securities laws and the rules and regulations promulgated thereunder, and (v) be free and clear of encumbrances, other than encumbrances that might have been created by the Sellers.

         (b) The issuance of the Warrants to the Sellers has been duly authorized by all requisite corporate action of Purchaser and, upon delivery to the Sellers of such Warrants in accordance with the terms of this Agreement and such Warrants; such Warrants will be validly issued.

         (c) The issuance of the Warrant Shares has been duly authorized by all requisite corporate action and the Warrant Shares have been reserved for issuance upon the exercise of the Warrants and, when issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be (i) validly issued, fully paid and nonassessable, (ii) be free and clear of preemptive rights, other than preemptive rights that might have been created by the Sellers, (iii) subject to the Seller' representations and warranties contained herein, the issuance is exempt from the registration requirements of the Securities Act, as amended, and any applicable state securities laws and the rules and regulations promulgated thereunder, and (iv) be free and clear of encumbrances, other than encumbrances that might have been created by the Sellers.

         4.5 No Governmental Action Required. The execution and delivery by Purchaser of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency, governmental official or self-regulating organization.

         4.6 Compliance with Applicable Law. To the best of its knowledge, Purchaser is in compliance with and conforms in all material respects with all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

         4.7 Investment Intent. Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof.

         4.8 Restricted Securities. Purchaser understands that the Shares have not been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption there from.

         4.9 Regulatory Compliance. Purchaser duly filed and made available to the Company and Sellers (i) the annual reports on Form 10-KSB for its fiscal years ended December 31, 2003 and December 31, 2002, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 2002, and
(iii) all other reports, statements, forms, schedules, registration statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") since December 31, 2002. As used herein, the term "SEC Reports" means all of the reports and other filings referred to in the preceding clauses (i) through (iii). Each of the SEC Reports, at the time of its filing, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission promulgated there under and other federal, state and local laws, rules and regulations applicable to such documents and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.10 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Sellers or the Company in connection with the transactions contemplated by this Agreement.


                                    ARTICLE 5
                            COVENANTS OF THE PARTIES

         5.1 General. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification there for under

Article 6 below). The Sellers agree that from and after the Closing Date, Purchaser will be entitled to review and inspect all documents, books, records (including Tax records), properties, agreements, field operations, environmental records and compliance, and financial data of any sort relating to the Company, and to discuss the Company with its employees, customers and vendors. If for any reason the Closing Date does not occur, Purchaser agrees to maintain the confidentiality of and not use for its benefit any information obtained about the Company in the course of such review.

         5.2 Notices and Consents. The Sellers will, and will cause the Company to, give any notices to third parties, and the Sellers will use their best efforts, and will cause the Company to use its best efforts, to obtain any third-party Consents that Purchaser may request. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any required authorizations, Consents, and approvals of governmental bodies.

         5.3 Transition. Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Sellers will refer all customer inquiries relating to the business of the Company to Purchaser from and after the Closing.

         5.4 Regulatory  Filings.  To the extent required,  prior to the Closing
Date, Purchaser shall properly prepare and file with the Commission all documents required pursuant to the Exchange Act, related to the execution, delivery and performance of this Agreement required to (i) complete the transactions contemplated by this Agreement; and (ii) any reports that may be required to be filed utilizing Form 8-K, as promulgated by the Commission (the "Filings").

         5.5 Registration Rights. In addition to the rights of Sellers under the Securities Act, including SEC Rule 144, if at any time during the two years after the Closing, Purchaser shall prepare and file one or more registration statements under the Securities Act with respect to public offering of equity securities of Purchaser, other than a registration statement on Forms S-4, S-8, or similar form, Purchaser will include in any such registration statement such information as is required, and such number of shares of Common Stock held by the Sellers to permit a public offering of such shares of Common Stock in an amount of shares equal to 25% of the Purchase Price Shares and 15% of the then issued Warrant Shares; provided, however, that if, in the written opinion of the Purchaser's managing underwriter, if any, for such offering, the inclusion of the shares requested to be registered, when added to the securities being registered by Purchaser or the selling security holder(s), would exceed the maximum amount of Purchaser's securities that can be marketed without otherwise materially and adversely affecting the entire offering, then Purchaser may exclude from such offering that portion of the shares required to be so registered so that the total number of securities to be registered is within the maximum number of shares that, in the opinion of the managing underwriter, may be marketed without otherwise materially and adversely affecting the entire offering. Purchaser shall bear all fees and expenses other than the fees and expenses of Sellers' counsel incurred in the preparation and filing of such registration statement and related state registrations, to the extent permitted by applicable law, and the furnishing of copies of the preliminary and final prospectus thereof to such Sellers.

                                    ARTICLE 6
                                 INDEMNIFICATION

         6.1  Indemnification  Obligation.  Subject  to the  provisions  of this
Article 6, each party (each an "Indemnifying Party") shall indemnify and save harmless each of the other parties and their respective officers, directors, employees, agents and successors and assigns, and each person who controls each of the parties within the meaning of the Securities Act or the Exchange Act, from and against any and all liabilities, losses, damages, claims (whether or not meritorious), judgments, fines, settlements and other costs and expenses (including reasonable attorneys' fees and expenses) based upon, arising out of or resulting from (i) any breach of any representation or warranty, (ii) any breach of or failure to perform any covenant or agreement, by such Indemnifying Party set forth in this Agreement or (iii) any action, claim, litigation or proceeding ("Litigation") brought by any third party arising out of the transactions contemplated hereby.

         6.2 Indemnification Procedure for Third Party Claims. The party seeking indemnification under this Article 6 (the "Indemnified Party") shall, promptly after the receipt of notice of the commencement of any Litigation against such Indemnified Party in respect of which indemnity may be sought under this Article 6, notify the Indemnifying Party in writing of the commencement thereof (the "Indemnification Notice"). The failure of any Indemnified Party to give the Indemnifying Party an Indemnification Notice shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under this
Article 6 except to the extent that such Indemnifying Party shall have been prejudiced thereby. In case any such Litigation shall be brought against any Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnifying Party by giving written notice of the Indemnifying Party's election to assume the defense within thirty
(30) days after its receipt of the Indemnification Notice, and after timely written notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, such Indemnifying Party will not be liable to such Indemnified Party under this Article 6 for any legal expense subsequently incurred by such Indemnified Party in connection with the defense thereof nor for any settlement thereof entered into by the Indemnified Party without the consent of the corresponding Indemnifying Party; provided that (i) if an Indemnifying Party shall elect not to assume (or shall fail within the time period set forth above to elect to assume) the defense of such Litigation, or shall subsequently fail to diligently maintain the defense thereof, or (ii) if counsel for the Indemnified Party reasonably determines (x) that there may be a conflict between the positions of Indemnifying and of the Indemnifying and of the Indemnified Party in defending such Litigation or (y) that there may be legal defenses available to such Indemnifying Party different from or in addition to those available to such Indemnifying Party, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of clauses (i) and (ii) (x), or such different defenses, in the case of clause (ii) (y), and such Indemnifying Party in connection therewith, and, in the case of clause (i), for any settlement of such Litigation entered into by the Indemnified Party. The corresponding Indemnifying Party shall not enter into any settlement of any such Litigation without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

         6.3 Disclaimer of Representations and Warranties. Other than representations and warranties made by the parties in Articles 2, 3 and 4 hereof, each of the parties disclaims any other warranties, expressed or implied, written or oral, related to their business, including but not limited to, warranties or merchantability or fitness for any particular purpose.

         6.4 Limitation on Indemnification. An Indemnifying Party shall not be obligated to indemnify an Indemnified Party under this Article 6 unless and until all losses with respect to which the Indemnifying Party has indemnification obligations hereunder exceed $25,000 in the aggregate, following which the Indemnifying Party shall be obligated to indemnity or hold harmless the Indemnified Party for all such losses in excess of such amount. In no event shall the indemnification obligations of each of the parties hereunder exceed $500,000 in the aggregate.

         6.5 Survival of Representations and Warranties. The representations and warranties of each of the parties contained in this Agreement shall survive until the date that is eighteen (18) months years after the Closing Date, except for the representations and warranties contained in Sections 3.8 and 3.13 which shall survive until the expiration of any applicable statutes of limitation provided by law. The obligation of an Indemnifying Party to hold harmless an Indemnified Party shall be extended automatically to include any time necessary to resolve a claim for indemnification that was made in accordance with the terms hereof before the expiration of the survival period, but not resolved prior to its expiration and any such extension shall apply as to the specific claims asserted and not resolved within the survival period. The liability associated with any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

         6.6 Settlement of Disputes. Arbitration. All disputes with respect to any claim for indemnification under this Article VII and all other disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement shall be submitted to arbitration pursuant to the following procedures:

                  (i) After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration. Such notice shall include a statement of the matter in controversy;

                  (ii)  Within  30  days  after  receipt  of  such  demand,   an
         arbitrator shall be chosen by the American Arbitration Association ("AAA");

                  (iii) The arbitration hearing shall be held within 30 days of the appointment of the arbitrator in Ft. Lauderdale, Florida, at a location designated by the arbitrator. The Commercial Arbitration Rules of the AAA shall be used and the substantive laws of the State of Florida (excluding conflict of laws provisions) shall apply;

                  (iv) An award rendered by the arbitrator appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall deal with the question of costs of the arbitration and all related matters, shall not award punitive damages, and judgment on such award may be entered by either party in a court of competent jurisdiction; and

                  (v) Except as set forth in subsection (b) below, the parties stipulate that the provisions of this Section 6.4 shall be a complete defense to any suit, action or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

         (b) Emergency Relief. Notwithstanding anything in this Section 6.4 to the contrary, either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.



                                    ARTICLE 7
            CLOSING, DELIVERY OF DOCUMENTS AND POST CLOSING COVENANTS

         7.1 Closing. The Closing referred to in Section 1.2 hereof shall occur as a single integrated transaction, as follows.

         (a)      Deliveries by Sellers. Sellers shall deliver to Purchaser:

                  (i)      the Certificates;

                  (ii) copies of resolutions by the Board of Directors of the Company approving the terms of this Agreement and the execution of the Agreement by the Company;

                  (iii) copies of all books, records and documents relating to the Company, including the corporate records and stock records of the Company;

                  (iv) resignations of Rivas and Rodriguez as directors and officers of the Company;

                  (vi)     the Consents;

                  (vii) a certificate executed by Rivas and Rodriguez dated as of the Closing Date to the effect that all representations and warranties of Sellers and the Company are true and correct in all material respects and all covenants to be performed by them or the Company at or as of the Closing have been performed in all material respects; and

                  (viii) any other such instruments, documents and certificates as are required to be delivered by Sellers or its representatives pursuant to the provisions of this Agreement.

         (b)      Delivery by Purchaser. Purchaser shall deliver to Sellers:

                  (i) certificates representing the Purchase Price Shares duly issued in the name of Sellers; within 20 days

                  (ii) certificates representing the Warrants; to be issued after the 1st of the year (January 01, 2005)

                  (iii) copies of resolutions of the Board of Directors of Purchaser approving the terms of the Agreement and the execution of this Agreement by Purchaser;

                  (iv) a certificate executed by an executive officer of Purchaser dated as of the Closing Date to the effect that all representations and warranties of Purchaser are true and correct in all material respects and all covenants to be performed by Purchaser at or as of the Closing have been performed in all material respects;

                  (v) the Filings and any material consents, approvals, regulatory filings or any other additional authorizations from governmental authorities or self-regulating organizations to consummate the transactions contained herein;

                  (vi) any other such instruments, documents and certificates as are required to be delivered by Purchaser pursuant to the provisions of this Agreement.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

         8.2 Notices. Any notice or communications hereunder must be in writing and given by depositing same in the United States mail addressed to the party to be notified, postage prepaid and registered or certified mail with return receipt requested or by delivering same in person. Such notices shall be deemed to have been received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purpose of giving notice, the addresses of the parties shall be:

                   If to Sellers:
                   --------------

                      Carlos Rivas and Albert Rodriguez
                      7340 SW 48 ST SUITE 108 A
                      MIAMI FL 33155
                      Fax: 305-667-0545





                   If to Purchaser to:
                   -------------------

                      VoIP, Inc.
                      12330 SW 53rd Street Suite 712
                      Cooper City, Fl. 33330
                      Fax 954-434-2877

                   If to Company to:
                   -----------------

                      Vox Consulting Group 7340 SW
                      48 ST SUITE 108 A MIAMI FL
                      33155
                      Fax: 305-667-0545

         8.3 Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Florida (without regard to principles of conflicts of law).

         8.4 Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of the appropriate state or federal court in the State of Florida for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding solely in courts sitting in Ft. Lauderdale, Florida. The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed to the party at the address appearing in Section 8.2. Sellers and Purchaser each waives any objection based on forum non-conveniens. Nothing in this paragraph shall affect the right of Sellers or Purchaser to serve legal process in any other manner permitted by law.

         8.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.6 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         8.7 Binding Effect; No Assignment, No Third-Party Rights. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, [and nothing herein, expressed or implied, shall give or be construed to give to any person, including any union or any employee or former employee of Sellers, any legal or equitable rights, benefits or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement].

         8.8 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

         8.9 Exhibits and Schedules. All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

         8.10 Captions. All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         8.11 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Closing Date occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated hereby. For the avoidance of doubt, any legal fees and expenses incurred by the Sellers or the Company in connection with entering into this Agreement and the transactions contemplated hereby shall be paid by the Sellers and not the Company.

         8.12 Public Announcements. Except as otherwise required by law, including, without limitation, Purchaser's reporting obligations under the Exchange Act, no public disclosure of the terms of the transactions contemplated hereby shall be made by either party without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed.

         8.13 Disclosure Schedule. Sellers and the Company shall prepare and deliver the Disclosure Schedule upon execution of this Agreement, and shall amend it as necessary to keep current the information therein. The Disclosure Schedule shall make reference to any Section of this Agreement and contain all information necessary to make such disclosure accurate and not misleading.












                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.





                            By: /s/ Carlos Rivas
                               ---------------------------------
                               Carlos Rivas


                            By: /s/ Albert Rodriguez
                               ---------------------------------
                               Albert Rodriguez



                            VOIP, INC.


                            By: /s/ Steven Ivester
                               ---------------------------------
                               Steven Ivester, President





                            Vox Consulting Group, Inc


                            By: /s/ Albert Rodriguez
                               ---------------------------------
                               Albert Rodriguez, Chief Executive Officer






                            By: /s/ Carlos Rivas
                               ---------------------------------
                               Carlos Rivas